UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2014

eBay Inc.
(Exact name of Registrant as specified in its charter)
____________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24821 (Commission File Number)	77-0430924 (I.R.S. Employer Identification Number)
2065 Hamilton Avenue San Jose, California (Address of principal executive offices)		95125 (Zip Code)

(408) 376-7400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On April 22, 2014, eBay Inc. (the “Company”) posted to its website a notice to stockholders of the Company concerning the 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) and related procedural matters in light of Carl C. Icahn, High River Limited Partnership, Icahn Partners Master Fund LP and Icahn Partners LP  (the “Icahn Group”) having irrevocably withdrawn their director nominations and proposed business pursuant to the agreements previously entered into between the Company and the Icahn Group.

The notice to stockholders indicates, among other things, that while the voting requirement for the election of directors will remain unchanged (i.e., director nominees who receive the highest number of “FOR” votes will be elected at the 2014 Annual Meeting) on account of the Company having previously mailed to all stockholders its definitive proxy statement and proxy cards for the 2014 Annual Meeting and incurred significant costs in doing so, the Company has nevertheless decided to apply the majority voting resignation policy set forth in its Bylaws with respect to any nominee who does not receive more votes “FOR” his election than “withhold” votes against.

The notice to stockholders is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Notice to Stockholders dated April 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 22, 2014	eBay Inc.

	By:	/s/ Michael R. Jacobson
		Name:	Michael R. Jacobson
		Title:	Senior Vice President, Legal Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice to Stockholders dated April 22, 2014